Independent auditors' consent

The board and shareholders AXP Global Series, Inc.:
     AXP Innovations Fund

The board of trustees and unitholders World Trust:
     World Technologies Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

                                                     /s/  KPMG LLP
                                                          KPMG LLP


Minneapolis, Minnesota
March  14, 2000